Exhibit 3.1

AMENDED AND RESTATED
CERTIFICATE OF LIMITED PARTNERSHIP
OF
ANTERO MIDSTREAM PARTNERS LP

This Amended and Restated Certificate of Limited Partnership of Antero Midstream Partners LP (formerly known as Antero Resources Midstream LLC) (the “Partnership”), dated as of April 11, 2017, has been duly executed and is being filed by Antero Midstream Partners GP LLC, as general partner, pursuant to Section 17-210 of the Delaware Revised Uniform Limited Partnership Act (6 Del. C. § 17-101, et seq.) (the “Act”), to amend and restate the original Certificate of Limited Partnership of the Partnership, which was filed on November 5, 2014 with the Secretary of State of the State of Delaware (the “Certificate”).

The Certificate is hereby amended and restated in its entirety to read as follows:

1.                                      Name. The name of the limited partnership is Antero Midstream Partners LP.

2.                                      Registered Office; Registered Agent. The address of the registered office of the Partnership required to be maintained by Section 17-104 of the Act is:

Corporation Trust Center
1209 Orange Street

Wilmington, DE 19801

The name and address of the registered agent for service of process on the Partnership required to be maintained by Section 17-104 of the Act are:

The Corporation Trust Company

Corporation Trust Center
1209 Orange Street

Wilmington, DE 19801

3.                                      General Partner. The name and the business, residence or mailing address of the sole general partner of the Partnership are:

Antero Midstream Partners GP LLC

1615 Wynkoop Street

Denver, CO 80202

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Limited Partnership as of the date first written above.

GENERAL PARTNER:

ANTERO MIDSTREAM PARTNERS GP LLC, as general partner

By:	/s/ Alvyn A. Schopp
Name: Alvyn A. Schopp
Title: Chief Administrative Officer, Regional Senior Vice President and Treasurer

[Signature Page to Amended and Restated Certificate of Limited Partnership]